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                            INVESTMENT ADVISORY AGREEMENT



     THIS INVESTMENT ADVISORY AGREEMENT is made as of ___________, 1998 between STONEBRIDGE FUNDS TRUST a Delaware business trust (the "Trust"), on behalf of the Stonebridge Growth Fund series of the Trust (the "Fund") and STONEBRIDGE CAPITAL MANAGEMENT, INCORPORATED, a California corporation (the "Investment Adviser").

     WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory services to the Fund;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1. APPOINTMENT. The Trust hereby appoints the Investment Adviser to serve as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

     2. SERVICES. Subject to the supervision of the Trust's Board of Trustees (the "Board"), the Investment Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities and investments and cash equivalents held by the Fund. The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. The Investment Adviser will provide its services under this Agreement in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's prospectus and statement of additional information, as currently in effect and as amended from time to time (collectively, the "Prospectus"), and resolutions of the Board. The Investment Adviser further agrees that it:

     (a) Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will conduct its activities under this Agreement in accordance with all other applicable laws.

     (b) Will place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Investment Adviser. In executing portfolio transactions and selecting brokers or dealers, the Investment Adviser will use its best efforts to seek on behalf of the Fund, the best available price and


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execution.  In assessing the best overall terms available for any transaction, the Investment Adviser will consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the size of the order, the difficulty and risk of execution, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.

     In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Investment Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Investment Adviser exercises investment discretion. The Investment Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission or spread for executing a portfolio transaction for the Fund which is in excess of the amount of commission or spread another broker or dealer would have charged for effecting that transaction, if the Investment Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Investment Adviser to the Fund. The Investment Adviser may also select brokers who sell shares of the Fund to execute portfolio transactions. The extent and continuation of these practices will be subject to periodic review by the Board.

     In executing portfolio transactions for the Fund, the Investment Adviser may, but will not be obligated to, aggregate the securities to be sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Prospectus, to the extent permitted by applicable laws and regulations. In such event, the Investment Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and such other clients.

     (c) Will maintain all books and records with respect to the securities transactions of the Fund, keep books of account with respect to the Fund and furnish the Board with such periodic and special reports as the Board may request.

     (d) Will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund or the Trust and shareholders of the Fund or those persons or entities who respond to inquiries concerning investment in the Fund, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Trust except after prior notification to and approval in writing by the Trust, which approval will not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. Nothing contained herein, however, will prohibit the Investment Adviser from advertising to or soliciting the public generally with respect to


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other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Investors or those persons or entities who have responded to inquiries regarding the Fund.

     3. SERVICES NOT EXCLUSIVE. The Investment Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent. The investment management services furnished by the Investment Adviser hereunder are not deemed exclusive, and the Investment Adviser will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

     4. BOOKS AND RECORDS. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Investment Adviser agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any such records upon the Trust's request. In addition, the Investment Adviser agrees to preserve for the periods prescribed by Rule 3la-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

     5. EXPENSES. During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Fund.

     6. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee, computed daily and paid monthly (in arrears), at the annual rate of 0.75% of the average daily net assets of the Fund.

     The Investment Adviser may from time to time voluntarily agree to reduce its fees or absorb other operating expenses to ensure that the expenses of the Fund do not exceed certain limitations. In such event, any such reductions and other expenses paid by the Investment Adviser will be repaid to the Investment Adviser by the Fund, without interest, at such later time or times as they may be repaid without causing the aggregate operating expenses of the Fund to exceed such voluntary expense limitation, but in no event later than five years after the year in which any such reductions or expenses are incurred. In the event this Agreement is terminated for any reason, any such repayment obligation will also be terminated without further liability to the Fund.

     7.   REPRESENTATIONS AND WARRANTIES.

     (a) The Trust represents and warrants to the Investment Adviser that: (i) it is a business trust duly organized and existing and in good standing under the laws of the State of Delaware and is duly qualified to conduct its business in the State of Delaware


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and in such other jurisdictions where the nature of its activities or its properties owned or leased makes such qualification necessary; (ii) the Fund is a series of the Trust and the Trust is a registered open-end management investment company under the 1940 Act; (iii) a registration statement on Form N-lA under the Securities Act of 1933, as amended, on behalf of the Trust is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Fund being offered for sale; (iv) it is empowered under applicable laws and by its Declaration of Trust and Bylaws to enter into and perform this Agreement; and (v) all requisite Trust proceedings have been taken to authorize it to enter into and perform this Agreement.

     (b) The Investment Adviser represents and warrants to the Trust that: (i) it is a corporation duly organized and existing and in good standing under the laws of the State of California and is duly qualified to conduct its business in the State of California and in such other jurisdictions where the nature of its activities or its properties owned or leased makes such qualification necessary;
(ii) it is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement; (iii) all requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and (iv) it is a registered investment adviser under the Investment Advisers Act of 1940 and applicable state laws.

     8.   LIMITATION OF LIABILITY; INDEMNIFICATION.

     (a) The Investment Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except for liability resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties, or by reason of the Investment Adviser's reckless disregard of its obligations and duties under this Agreement.

     (b) The Trust will indemnify and hold harmless the Investment Adviser from and against all liabilities, damages, costs and expenses that the Investment Adviser may incur in connection with any action, suit, investigation or proceeding arising out of or otherwise based on any action actually or allegedly taken or omitted to be taken by the Investment Adviser with respect to the performance of its duties or obligations hereunder or otherwise as an investment adviser of the Fund; provided, however, that the Investment Adviser will not be entitled to indemnification with respect to any liability to the Trust or the shareholders of the Fund by reason of willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties, or by reason of the Investment Adviser's reckless disregard of its obligations and duties under this Agreement.

     9. DURATION AND TERMINATION. This Agreement will become effective on the date first written above. Unless sooner terminated as provided herein, this Agreement will continue in effect with respect to the Fund for a period of one year from the date hereof. Thereafter, if not terminated, this Agreement will continue in effect with


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respect to the Fund for successive annual periods, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the Trust (by vote of the Board or by vote of a majority of the outstanding voting securities of the Fund), or by the Investment Adviser, upon not less than 60 days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" have the same meaning as the meaning of such terms in the 1940 Act.)

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to the Fund until approved by vote of a majority of the outstanding voting securities of the Fund, except as may be permitted by the 1940 Act.

     11. NOTICES. Notices of any kind to be given to the either party will be in writing and will be duly given if mailed, delivered or communicated by answer back facsimile transmission to the party at 1801 Century Park East, Suite 1800, Los Angeles, California 90067, Facsimile (310) 277-1456, Attention: President, or at such other address or to such individual as will be so specified by the party.

     12.  MISCELLANEOUS.

     (a) This Agreement constitutes the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof.

     (b) The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.


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     (c) If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

     (d) This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts of laws, of the State of Delaware; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder.

     (e) The Investment Adviser acknowledges that the Declaration of Trust of the Trust provides that the obligations of the Trust under this Agreement are not binding on any officers, trustees, or shareholders of the Trust individually, but are binding only upon the assets and properties of the Fund. The Investment Adviser further acknowledges and agrees that the liabilities, obligations and expenses incurred hereunder with respect to the Fund shall be enforceable against the assets and property of the Fund only, and not against the assets or property of any other series of the Trust.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first above written.


                                        STONEBRIDGE FUNDS TRUST


                                   BY:
                                       ------------------------------------
                                        NAME:
                                             ------------------------------
                                        TITLE:
                                              -----------------------------


                                        STONEBRIDGE CAPITAL MANAGEMENT, INC.


                                   BY:
                                       ------------------------------------
                                        NAME:
                                             ------------------------------
                                        TITLE:
                                              -----------------------------


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